As filed with the Securities and Exchange Commission on July 20, 2010

Registration No. 033-10446
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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POST-EFFECTIVE AMENDMENT TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

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AMCORE FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

NEVADA	36-3183870
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

501 Seventh Street
Rockford, Illinois 61104
(815) 968-2241
(Address of Principal Executive Offices)(Zip Code)

AMCORE FINANCIAL SECURITY PLAN
(Full title of the plan)

JUDITH CARRÉ SUTFIN
AMCORE FINANCIAL, INC.
501 Seventh Street
Rockford, Illinois 61104
 (Name and address of agent for service)

(815) 968-2241
(Telephone number, including area code, of agent for service)

WITH COPY TO:
WILLIAM R. KUNKEL
Skadden, Arps, Slate, Meagher & Flom LLP
155 N. Wacker Drive
Chicago, Illinois 60606
(312) 407-0700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer 	Accelerated filer 
Non-accelerated filer (do not check if a smaller reporting company) 	Smaller reporting company ☒

EXPLANATORY NOTE

This Post-Effective Amendment relates to the Registration Statement on Form S-8 (File No. 033-10446) filed on November 26, 1986 (the “Form S-8”) by AMCORE Financial, Inc. (the “Company”) pertaining to interests in, and shares of the Company’s common stock (and the common stock purchase rights attached thereto) issuable under, the AMCORE Financial Security Plan (the “Plan”).  The Plan was terminated effective June 17, 2010.  Accordingly, the undersigned hereby removes and withdraws from registration all interests in, and shares of the Company’s common stock (and the common stock purchase rights attached thereto) issuable under, the Plan which remain unissued.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on July 20, 2010.

AMCORE FINANCIAL, INC.

By	/s/ Judith Carré Sutfin
Judith Carré Sutfin
Executive Vice President and Chief Financial Officer